As filed with the Securities and Exchange Commission on March 14, 2014.

Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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The Dixie Group, Inc.
(Exact name of registrant as specified in its charter)

Tennessee
(State or other jurisdiction of incorporation or organization)

62-0183370
(I.R.S. Employer Identification Number)

104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000
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Jon A. Faulkner
Chief Financial Officer
The Dixie Group, Inc.
2208 S. Hamilton Street
Dalton, Georgia
(423) 510-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________

Copy to:

John F. Henry, Jr., Esq.
Miller & Martin PLLC
Suite 1000, Volunteer Building
832 Georgia Avenue
Chattanooga, Tennessee 37402
(423) 756-6600
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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large acceleration filer     ☐    Accelerated filer     ☑
Non-accelerated filer     ☐    (Do not check if a smaller reporting company)     Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share(1)(2)	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $3.0 par value per share (3)				$9,660(4)
Class C Common Stock, $3.0 par value per share (3)
Preferred Stock, $3.0 par value per share (3)

(1) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(2) The registrant will determine the proposed maximum offering price per share from time to time in connection with, and at the time of, the issuance of the securities registered hereunder. Securities registered hereby may be sold separately or together in units with other securities registered hereby.

(3) Also includes such indeterminate principal amount, liquidation amount or number of securities as may be issued upon conversion or exchange of any securities that provide for conversion or exchange into other securities. Separate consideration may or may not be received by the registrant for securities that are issuable on exercise, conversion or exchange of other securities. The aggregate maximum offering price of all securities offered and sold by the registrant pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $75,000,000.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
Subject to completion, dated March 14, 2014
THE DIXIE GROUP, INC.
$75,000,000
Common Stock
Class C Common Stock
Preferred Stock

We may offer, from time to time, in one or more offerings, up to $75,000,000 in the aggregate of our Common Stock, Class C Common Stock or Preferred Stock (together, the “Securities”) at prices and on terms that we will determine at the time of the offering. Preferred Stock may be convertible into our Common Stock or Class C Common Stock.
This prospectus describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of the Securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
Our executive offices are located at 104 Nowlin Lane, Suite 101, Chattanooga, Tennessee 37421, and our telephone number is (423) 510-7000.
Our Common Stock is listed on The NASDAQ Global Market and trades under the symbol “DXYN.” As of March 12, 2014, the last reported sale price of our common stock was $15.99 per share.
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Investing in our securities involves risk. You should consider carefully these risks together with all of the other information contained in this prospectus and any prospectus supplement before making a decision to purchase our securities. See “Risk Factors” beginning on page 2 of this prospectus and in our latest annual report on Form 10-K as updated in our future filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.
The Securities may be sold directly by us, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.” If any underwriters are involved in the sale of any Securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the prospectus supplement. The net proceeds that we expect to receive from such sale will also be set forth in the prospectus supplement.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the Securities that we may offer. Each time that we sell Securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes or incorporates by reference all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
Except where the context suggests otherwise, in this prospectus “we,” “us,” “our,” “DXYN” and “the Company” refer to The Dixie Group, Inc., a Tennessee corporation, and its subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us. We have not authorized anyone to provide you with different or additional information. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus contains, and any applicable prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

THE DIXIE GROUP, INC.

Our business consists principally of marketing, manufacturing and selling carpet and rugs to high-end residential and commercial customers through our various sales forces and brands. A small portion of our manufacturing capacity is used to provide carpet and yarn related services to other manufacturers.
Our business is concentrated in areas of the soft floorcovering markets where innovative styling, design, color, quality and service, as well as limited distribution, are welcomed and rewarded. Fabrica™, Masland™, and Dixie Home™ brands have a significant presence in the high-end residential soft floorcovering markets. Our Masland Contract and Avant brands participate in the upper end specified commercial marketplace. Dixie International sells all of our brands outside of the North American market. We believe our brands are well known, highly regarded and complementary; by being differentiated, we offer meaningful alternatives to the discriminating customer.

RISK FACTORS

Investing in the Securities involves risks. You should consider carefully the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in the Securities. Please also see the section entitled “Where You Can Find More Information” below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus or any prospectus supplement. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2013.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of the Securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	reducing or refinancing outstanding debt;

•	financing possible acquisitions; and

•	working capital and liquidity needs.

Pending such use, we may temporarily invest net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts.
If the proceeds from a particular offering of the Securities will be used for a specific purpose, we will describe the use of proceeds in the applicable prospectus supplement.

DESCRIPTION OF EQUITY SECURITIES

The following is a summary of the rights and preferences of our Equity Securities and related provisions of our restated charter, as amended, or our Charter, and bylaws, as amended, or our Bylaws, which are exhibits to the registration statement that of which this prospectus is a part. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our Charter and Bylaws and the other documents we refer to herein for a more complete understanding of our capital stock. See “Where You Can Find More Information.”
Under our Charter, we are authorized to issue a total of: (1) 80,000,000 shares of Common Stock having a par value of $3 per share, (2) 16,000,000 shares of Class B Common Stock having a par value of $3 per share, (3) 200,000,000 shares of Class C Common Stock having a par value of $3 per share, and (4) 16,000,000 shares of Preferred Stock.
As of February 28, 2014, (1) 12,453,166 shares of Common Stock were outstanding, (2) 866,876 shares of Class B Common Stock were outstanding, (3) no shares of Class C Common Stock, and (4) no shares of Preferred Stock were outstanding. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock is listed on The NASDAQ Global Market.
Certain Provisions That May Have an Anti-Takeover Effect
Our Charter and Bylaws, and certain portions of Tennessee law, contain certain provisions that may have an anti-takeover effect.
Anti-Takeover Provisions in Our Charter and Bylaws. Our Charter contains provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our Board of Directors. These provisions could delay or prevent entirely a merger or acquisition that our shareholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price.
Our Charter provides that our Board of Directors may issue preferred stock, having rights, preferences and powers determined by the Board of Directors, without shareholder approval. Some of the rights and preferences of these shares of preferred stock could be superior to the rights and preferences of shares of our Common Stock and Class C Common Stock. Accordingly, the issuance of new shares of preferred stock may adversely affect the rights of the holders of shares of our Common Stock and Class C Common Stock.
Our charter provides that holders of Class B Common Stock are entitled to 20 votes per share. As of February 28, 2014, there were 866,875 shares of Class B Common Stock outstanding, principally beneficially owned by Daniel K. Frierson, his son, D. Kennedy Frierson, Jr., and members of their family, representing approximately 58.2% of the eligible number of votes that may be cast with respect to any matter to be voted on by shareholders. Our Charter restricts transfers of shares of Class B Common Stock to parties other than our Company or those having specified relationships to the current holders.
As a result, holders of Class B Common Stock, particularly Daniel K. Frierson, will have significant influence over the management and affairs of our Company and over all matters requiring shareholder approval, including election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets, and further, holders of our Common Stock and Class C Common Stock will have a limited ability to influence corporate matters for the foreseeable future.
Our Charter provides that holders of Class C Common Stock are entitled to 1/20th vote per share. No shares of Class C Common Stock are outstanding.
Anti-Takeover Provisions in the Tennessee Business Corporation Act. In addition to certain of the provisions in our Charter discussed above, the state of Tennessee has adopted statutes that can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares.

Business Combination Act. The Tennessee Business Combination Act, or Business Combination Act, provides that an “interested shareholder,” defined as any person or entity that beneficially owns 10% or more of the voting power of any class or series of the then outstanding voting stock in a "resident domestic corporation" like our Company, cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired 10% or more of the voting powers of any class or series of the then outstanding voting stock of the resident domestic corporation, and (ii) either (a) is approved by the holders of at least two-thirds of the voting shares of the resident domestic corporation not beneficially owned by an interested shareholder or (b) satisfies certain fairness conditions specified in the Business Combination Act. These fairness conditions include, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (x) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (y) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, or (z) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.
A business combination with an interested shareholder can proceed without the five year moratorium if the business combination was approved by the resident domestic corporation's board of directors before the interested shareholder became an interested shareholder or if the transaction in which the interested shareholder became an interested shareholder was approved by the resident domestic corporation’s board of directors. Further, the Business Combination Act does not apply when the resident corporation enacts a charter or bylaw amendment removing itself entirely from the Business Combination Act. Such a charter or bylaw amendment must be approved by holders of a majority of the shares held for one year or more prior to the vote. The amendment may not take effect for at least two years after the vote. We have not adopted a charter or bylaw amendment removing ourselves from coverage under the Business Combination Act.
For purposes of the Business Combination Act, a “business combination” generally includes:

•	mergers, consolidations, or share exchanges;

•
sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the aggregate market value of consolidated assets, the aggregate market value of outstanding shares, or consolidated net income of such resident domestic corporation;

•	issuances or transfers of shares from the resident domestic corporation to the interested shareholder;

•	plans of liquidation or dissolution proposed by the interested shareholder;

•	transactions in which the interested shareholder’s proportionate share of the outstanding shares of any class of securities is increased; or

•	financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder.

The Business Combination Act further provides an exemption from liability for resident domestic corporations and officers and directors of resident domestic corporations who do not approve proposed business combinations or charter or bylaw amendments removing their corporations from the Business Combination Act's coverage as long as the officers and directors act with a "good faith belief" that the proposed business combination or charter or bylaw amendments would adversely affect such resident domestic corporation's employees, customers, suppliers or the communities in which their corporation operates if these factors are permitted to be considered by the board of directors under the charter.

Tennessee Control Share Acquisition Act. The Tennessee Control Share Acquisition Act, or TCSAA, takes away the voting rights of a purchaser’s shares any time an acquisition of shares in a Tennessee corporation, as defined in the TCSAA, brings the purchasers voting power to 20%, 33 1/3%, or more than 50% of all voting power in such corporation. The purchaser’s voting rights can be maintained or re-established only by a majority vote of all the shares entitled to vote generally with respect to the election of directors other than those shares owned by the acquirer and the officers and inside directors of the corporation. The TCSAA applies only to a corporation that has adopted a provision in its charter or bylaws declaring that the TCSAA will apply. Our Charter and Bylaws have not adopted such a provision, and therefore we are not subject to the TCSAA.
Greenmail Act. The Tennessee Greenmail Act, or TGA, applies to any corporation chartered under the laws of the state of Tennessee that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Because our Common Stock is traded on The NASDAQ Global Market, we are subject to the TGA. The TGA provides that it is unlawful for any corporation or a subsidiary of a corporation to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities to be purchased if the person has held the shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class.
Tennessee Investor Protection Act. The Tennessee Investor Protection Act, or TIPA, applies to tender offers and the other “takeover offers” directed at corporations, such as Dixie Group, that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to TIPA, an offeror making a takeover offer for an offeree company who beneficially owns 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer, is required to announce publicity its intentions, make a full, fair and effective disclosure of such intention to the persons from whom the offeror intends to acquire such securities, and file a registration statement with the Tennessee Commissioner of Commerce and Insurance, or the Commissioner, and the offeree company. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree company. The takeover offer must be made to holders of record or beneficial owners in the state of Tennessee on substantially the same terms as made to those holders or owners who reside outside the state. The Commissioner may require additional information concerning the takeover offer and may hold hearings. TIPA does not apply to an offer that the offeree company's board of directors recommends to shareholders and which has been made on substantially equal terms to all shareholders.
In addition to requiring the offeror to file a registration statement with the Commissioner, TIPA requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the takeover offer. TIPA prohibits fraudulent, deceptive, or manipulative acts or practices by either the offeror or the offeree company and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of their respective affiliates has engaged in or is about to engage in a violation of TIPA. Upon proper showing, the chancery court may grant injunctive relief. TIPA further provides civil liabilities and criminal penalties for violations.
COMMON STOCK
Dividends
Holders of Common Stock and Class C Common Stock are entitled to participate ratably (based on the number of shares held) if and when the Board of Directors declares dividends on shares of Common Stock out of funds legally available for dividends. No dividend may be declared and paid to holders of Class B Common Stock unless an equal or greater dividend per share has been paid to holders of Common Stock and Class C Common Stock.
Voting Rights
Holders of Common Stock are entitled to one vote for each share held of record on all matters voted on by shareholders, including the election of directors.

Liquidation Rights
In the event of our liquidation, dissolution or winding-up, holders of Common Stock, Class C Common Stock and Class B Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and any liquidation preferences of any outstanding shares of Preferred Stock.
Transfer Agent and Registrar
The transfer agent and registrar for shares of the Common Stock is Computershare Investor Services.
CLASS C COMMON STOCK
Dividends
Holders of Class C Common Stock and Common Stock are entitled to participate ratably (based on the number of shares held) in dividends when the Board of Directors declares dividends on shares of Common Stock out of funds legally available for dividends. No dividend may be declared and paid to holders of Class B Common Stock unless an equal or greater dividend per share has been paid to holders of Class C Common Stock and Common Stock.
Voting Rights
Holders of Class C Common Stock are entitled to 1/20th vote per share.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, holders of Class C Common Stock, Common Stock and Class B Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and any liquidation preferences of any outstanding shares of Preferred Stock.
PREFERRED STOCK
The following outlines some of the provisions of the Preferred Stock that we may offer from time to time. The specific terms of a series of Preferred Stock will be described in the applicable prospectus supplement relating to that series of Preferred Stock. The following description of the Preferred Stock and any description of Preferred Stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the articles of amendment to the Charter relating to the particular series of Preferred Stock, which we will file with the SEC in connection with the issuance of any Preferred Stock.
General
Under our Charter, our Board of Directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 16,000,000 shares of Preferred Stock in one or more series.
For each series of Preferred Stock, the Board of Directors may fix the rights, preferences and powers of the series. The Board of Directors will fix these terms by resolution adopted before we issue any shares of the series of Preferred Stock. We may also “reopen” a previously issued series of Preferred Stock and issue additional Preferred Stock of that series.
The prospectus supplement relating to the particular series of Preferred Stock will contain a description of the specific terms of that series as fixed by the Board of Directors, including, as applicable:

•	the offering price at which we will issue the Preferred Stock;

•	the title, designation of number of shares and stated value of the Preferred Stock;

•
the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the Preferred Stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our Charter.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our Board of Directors.
When we issue and receive payment for shares of Preferred Stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our Preferred Stock account. Unless otherwise specified in a prospectus supplement relating to a particular series of Preferred Stock, holders of Preferred Stock will not have any preemptive or subscription rights to acquire more of our stock, and each series of Preferred Stock will rank on a parity in all respects with each other series of Preferred Stock.
The rights of holders of the Preferred Stock offered may be adversely affected by the rights of holders of any shares of Preferred Stock that may be issued in the future. Our Board of Directors may cause shares of Preferred Stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans.
Redemption
If so specified in the applicable prospectus supplement, a series of Preferred Stock may be redeemable at any time, in whole or in part, at our option or the holders’ option, and may be mandatorily redeemed.
Any restriction on the repurchase or redemption by us of our Preferred Stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.
Any partial redemptions of Preferred Stock will be made in a way that our Board of Directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of Preferred Stock called for redemption and all rights of holders of these shares will terminate, except for the right to receive the redemption price.
Dividends
Holders of each series of Preferred Stock will be entitled to receive cash dividends when, as and if declared by our Board of Directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.
We may not declare, pay or set apart funds for payment of dividends on a particular series of Preferred Stock unless full dividends on any other series of Preferred Stock that ranks equally with or senior to the series of Preferred Stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of Preferred Stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of Preferred Stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of Preferred Stock and other series of Preferred Stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of Preferred Stock.
Liquidation Preference
In the event of our liquidation, dissolution or winding-up, holders of each series of our Preferred Stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock, Class C Common Stock or Class B Common Stock or on any securities ranking junior to the Preferred Stock upon liquidation, dissolution or winding-up.
If the liquidation amounts payable relating to the Preferred Stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the Preferred Stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of Preferred Stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of Preferred Stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the amendment to our Charter establishing the series; or

•	as required by applicable law.

Governing Law
The Preferred Stock will be governed by Tennessee law.

PLAN OF DISTRIBUTION

Sales of our Securities

We may sell the Securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.

We may sell the Securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the Securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the Securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement. We may sell Securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the Securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Stock Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for Securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or negotiated transactions. Broker-dealers may also receive compensation from purchasers of the Securities which is not expected to exceed that customary in the types of transactions involved.
We will set forth in a prospectus supplement the terms of the offering of Securities, including:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the Securities being offered and the proceeds we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional Securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such Securities may be listed.

If we use underwriters for a sale of Securities, the underwriters will acquire the Securities for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the Securities of the series offered if they purchase any of the Securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or from our purchasers (as their agents in connection with the sale of Securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement accompanying this prospectus will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Securities as a principal, and may then resell the Securities at varying prices to be determined by the dealer.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of the Securities an option to purchase additional Securities to cover over-allotments, if any, in connection with the distribution or otherwise.
To facilitate the offering of the Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.
Any person participating in a distribution of the Securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of Securities by such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to our Securities for a period of up to five business days before the distribution.

Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the Securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities issued by us will be passed upon for us by Miller & Martin PLLC, Chattanooga, Tennessee. Any underwriters will also be advised about legal matters by their own counsel, who will be identified in the prospectus supplement.

EXPERTS

The consolidated financial statements of The Dixie Group, Inc. appearing in The Dixie Group, Inc.’s Annual Report (Form 10-K) for the year ended December 28, 2013, and the effectiveness of The Dixie Group, Inc.’s internal control over financial reporting as of December 28, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, as well as filings after the date of the initial registration statement and prior to effectiveness of the registration statement, until all of the offerings by means of this prospectus are complete:

•	Annual Report on Form 10-K for the year ended December 28, 2013, filed on March 12, 2014;

•	Current Reports on 8-K as filed with the Commission on January 21, 2014;

•	The portions of our Proxy Statement, filed on March 12, 2014, expressly incorporated into our Annual Report on Form 10-K for the year ended December 28, 2013; and

•
The description of our Common Stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed document. In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of Securities hereby will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document. We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request or by writing to us at the following address:
The Dixie Group, Inc.
2208 S. Hamilton Street
Dalton, Georgia
Telephone: (423) 510-7000
Attn: Starr T. Klein

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by The Dixie Group, Inc. (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities.

SEC registration fee	$9,660
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Printing expenses	*
Miscellaneous expenses	*
Total	$ *

*Estimated expenses not presently known.

Item 15.        Indemnification of Directors and Officers.

The Tennessee Business Corporation Act (the “TBCA”) governs permissive and mandatory indemnification of officers and directors of Tennessee corporations who are made parties to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a “Proceeding”) by reason of their service to the corporation in such capacity. In general, a Tennessee corporation may indemnify a director of the corporation against liability if the director’s conduct was in good faith and the director reasonably believed that his conduct was in the best interest of the corporation with respect to his conduct in his official capacity with the corporation, and was at least not opposed to the corporation’s best interest in all other cases. In the case of any criminal Proceeding, a corporation may indemnify a director against liability if the director had no reasonable cause to believe his conduct was unlawful. The TBCA specifically provides that a director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct which satisfies the requirement that the director’s conduct was at least not opposed to the corporation’s best interest. The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this paragraph.
A Tennessee corporation may not indemnify a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable or in connection with a Proceeding charging improper personal benefit, whether or not in the director’s official capacity, in which the director was found to have, in fact, benefited improperly.
Unless limited by its charter, a Tennessee corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the Proceeding.
The TBCA allows a Tennessee corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a Proceeding in advance of final disposition of the Proceeding if: (i) the director furnishes the corporation with a written affirmation of the director’s good faith belief that he has met the standards of conduct discussed above; (ii) the director furnishes the corporation with a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that that director did not meet the appropriate standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the TBCA. The undertaking that the director furnishes the corporation must be an unlimited general obligation of the director, but it need not be secured and may be accepted without reference to financial ability to make repayment.

Unless a corporation’s charter provides otherwise, the TBCA allows a director who is a party to a Proceeding to apply for indemnification with the court conducting the Proceeding or with another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director is entitled to mandatory indemnification under the TBCA (in which case the court shall also order the corporation to pay the director’s reasonable expenses to obtain court-ordered indemnification), or if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standard of conduct for permissive indemnification. If, however, the court determines that a director who was adjudged liable to the corporation in a Proceeding by or in the right of the corporation, or where the director received an improper personal benefit, is nonetheless “entitled to indemnification in view of all the relevant circumstances,” such indemnification is limited to the director’s reasonable expenses incurred in connection with the Proceeding.

A Tennessee corporation may not indemnify a director (or advance expenses) under the TBCA unless authorized in the specific case following a determination that the indemnification is permissible. The determination must be made (i) by vote of a majority of a quorum of the board of directors not parties to the Proceeding; (ii) if such a quorum cannot be obtained, by a majority vote of a special committee designated by the board consisting solely of two or more members of the board who are not parties to the Proceeding; (iii) by independent legal counsel selected either by the majority of the nonparty quorum, by a majority of the designated committee, or, if neither of the foregoing are possible, by a majority of the full board; or (iv) by the shareholders, without the vote of shares held by or under the control of directors who are parties to the Proceeding. Authorization of indemnification and the determination of reasonableness of expenses shall be determined in the same manner as the permissibility of indemnification; provided, that if permissibility of indemnification is determined by special legal counsel, the authorization of indemnification and determination of reasonableness regarding expenses shall be made by the body that selected the special legal counsel.

An officer of a corporation, regardless of whether he is a director, is entitled to indemnification and to the advance of expenses to the same extent as a director. The corporation may voluntarily indemnify and advance expenses under the TBCA to an officer, employee, or agent of the corporation to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or by contract. The TBCA also provides, however, that no such indemnification may be provided to any director or officer of the corporation if a judgment or other final adjudication establishes such director’s or officer’s liability for: (i) breach of his duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not done in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) participation in an unlawful distribution to one or more shareholders in violation of the TBCA. The foregoing restrictions do not apply, however, to any contractual or other indemnification provided (to the extent consistent with the charter) to employees or agents who are not directors or officers of the corporation.

The TBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the corporation would otherwise have the power to indemnify the individual against the same liability under the TBCA.

Dixie Group and its directors and officers are insured under a Directors’ and Officers’ Liability Insurance Policy. One or more of the directors or officers of Dixie Group may be beneficiaries of insurance policies or agreements that provide for indemnification of liabilities arising from their services as directors or officers of Dixie Group and which are not provided by Dixie Group.

Paragraph 8 of Part I of Dixie Group’s restated charter, as amended (the “Dixie Group Charter”) allows indemnification to the fullest extent authorized by the TBCA, as the same exists as of the date of adoption of the Dixie Group Charter or as later amended, of Dixie Group’s directors for liability to the corporation or its shareholders for money damages for breach of fiduciary duty as a director; provided that, unless and to the extent so provided by Tennessee law, the foregoing shall not eliminate liability for any breach of the director’s duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for unlawful distributions.

Article 11 of the Bylaws as amended of Dixie Group provides that Dixie Group’s officers and directors (or their administrators or executors, as applicable) are entitled to indemnification against liability asserted against or incurred by any such person in such capacity, or arising out of such person’s status as an officer or director of Dixie Group, as well as to the advancement of expenses incurred in defending against any such liability, each to the fullest extent permitted by Tennessee law. Article 11 also provides that Dixie Group may purchase and maintain insurance on behalf of any person who is or was serving at Dixie Group’s request as a director, officer, employee or agent of Dixie Group, or of another corporation, partnership, joint venture, trust or other enterprise at Dixie Group’s request, against any liability asserted against or incurred by any such person in such capacity, or arising out of such status, regardless of whether Article 11 gives Dixie Group the power to indemnify any such person.

Dixie Group and its directors and officers are insured under a Directors’ and Officers’ Liability Insurance Policy. Additionally, one or more of the directors or officers of Dixie Group may be beneficiaries of insurance policies or agreements that provide for indemnification of liabilities arising from their services as directors or officers of Dixie Group and which are not provided by Dixie Group.

Item 16.     Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index that follows the signature pages to this registration statement and is incorporated by reference herein.

Item 17.     Undertakings.

(a)    Each of the undersigned registrants hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Dixie Group pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of

1934, as amended, (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)     The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on March 14, 2014.
The Dixie Group, Inc.

/S/ DANIEL K. FRIERSON
By: Daniel K. Frierson
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ DANIEL K. FRIERSON	Chairman of the Board, Director and Chief Executive Officer	March 14, 2014
Daniel K. Frierson

/S/ JON A. FAULKNER	Vice President, Chief Financial Officer	March 14, 2014
Jon A. Faulkner

/S/ D. KENNEDY FRIERSON, JR.	Vice President, Chief Operating Officer and Director	March 14, 2014
D. Kennedy Frierson, Jr.

/S/ D. EUGENE LASATER	Controller	March 14, 2014
D. Eugene Lasater

	Director	March __, 2014
Charles E. Brock

/S/ J. DON BROCK	Director	March 14, 2014
J. Don Brock

/S/ WALTER W. HUBBARD	Director	March 14, 2014
Walter W. Hubbard

	Director	March __, 2014
Lowry F. Kline

/S/ HILDA S. MURRAY	Director	March 14, 2014
Hilda S. Murray

/S/ JOHN W. MURREY, III	Director	March 14, 2014
John W. Murrey, III

/S/ MICHAEL L. OWENS	Director	March 14, 2014
Michael L. Owens

EXHIBIT INDEX

(1.1)	Form of Underwriting Agreement	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.
(5.1)	Opinion of Miller & Martin PLLC.	Filed herewith.
(23.1)	Consent of Ernst & Young LLP.	Filed herewith.
(23.2)	Consent of Miller & Martin PLLC.	Included in Exhibit (5.1).